UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016 (December 1, 2016)

AMSURG CORP.
(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-36531	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1A Burton Hills Boulevard
Nashville, Tennessee		37215
(Address of Principal Executive Offices)		(Zip Code)

(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 1, 2016, pursuant to the Agreement and Plan of Merger, dated as of June 15, 2016 (the “Merger Agreement”), by and among Envision Healthcare Holdings, Inc. (“Envision”), AmSurg Corp. (“AmSurg”) and Envision Healthcare Corporation (formerly known as New Amethyst Corp., the “Company”), Envision and AmSurg completed the combination of their businesses through a merger of equals. Pursuant to the Merger Agreement, AmSurg merged with and into the Company, with the Company surviving (“Merger 1”). Immediately following Merger 1, Envision merged with and into the Company, with the Company surviving (together with “Merger 1,” the “Mergers”).

Envision and AmSurg issued a joint press release announcing the completion of the Mergers, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

In addition, on December 1, 2016, AmSurg announced the early results of its tender offer to purchase for cash any and all of its outstanding $250,000,000 aggregate principal amount 5.625% senior notes due 2020 (the “2020 Notes”) and the related solicitation of consents to certain proposed amendments to the Indenture, dated November 20, 2012, which governs the 2020 Notes. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

99.1	Press Release dated December 1, 2016 Announcing Completion of Merger of AmSurg Corp. and Envision Healthcare Holdings, Inc.
99.2	Press Release dated December 1, 2016 Announcing Results of Tender Offer and Consent Solicitation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Envision Healthcare Corporation, as successor by merger to AmSurg Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Envision Healthcare Corporation, as successor by merger to AmSurg Corp.

By:	/s/ Claire M. Gulmi
Claire M. Gulmi

Executive Vice President and Chief Financial Officer
(Principal Financial and Duly Authorized Officer)

Date:    December 1, 2016

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release dated December 1, 2016 Announcing Completion of Merger of AmSurg Corp. and Envision Healthcare Holdings, Inc.
99.2	Press Release dated December 1, 2016 Announcing Results of Tender Offer and Consent Solicitation.